EXHIBIT 23.2
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KPMG LLP Stamford Square 3001 Summer Street Stamford, CT 06905

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Playtex Products, Inc.:

We consent to the use of our reports dated March 10, 2005, with respect to the consolidated balance sheets of Playtex Products, Inc. as of December 25, 2004 and December 27, 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for the twelve month periods ended December 25, 2004, December 27, 2003 and December 28, 2002, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 25, 2004, and the effectiveness of internal control over financial reporting as of December 25, 2004, incorporated herein by reference. As disclosed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of December 30, 2001.

/s/ KPMG LLP

Stamford, Connecticut
June 9, 2005